UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 12, 2012

ISC8 INC.

(Exact name of registrant as specified in charter)

Delaware	001-08402	33-0280334
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3001 Red Hill Avenue Costa Mesa, California		92626
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (714) 549-8211

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On October 12, 2012, pursuant to the terms of the Foreclosure Sale Agreement between ISC8 Inc. (the “Company”) and GF AcquisitionCo 2012, LLC (“GFAC”) dated October 4, 2012 (the “Foreclosure Sale Agreement”), the Company acquired substantially all of the assets of the NetFalcon and Network Content Control System Business of Bivio Networks, Inc. and certain of its subsidiaries (collectively, “Bivio”). The purchase price of those assets was $600,000 payable in cash to GFAC, and the issuance to GFAC of a warrant to purchase capital stock of the Company.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Foreclosure Sale Agreement, which is included as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On October 16, 2012, the Company issued a press release announcing the closing of the transactions discussed above. A copy of that press release is furnished herewith as Exhibit 99.1.

GFAC could be deemed to be an affiliate of The Griffin Fund LP, a major stockholder and debt holder of the Company.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibit

2.1	Foreclosure Sale Agreement dated October 4, 2012 between ISC8 Inc. and GF AcquisitionCo 2012, LLC (incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K/A filed with the Securities and Exchange Commission on October 5, 2012).

99.1	Press release dated October 16, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ISC8 INC., a Delaware corporation

Dated: October 16, 2012	By:	/s/ Dan Regalado
Dan Regalado
Chief Financial Officer